THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

RESTRICTED SHARE GRANT AGREEMENT

This RESTRICTED SHARE GRANT AGREEMENT (the "Agreement") is made as of __________________ ____, 2007, by and between UREX ENERGY CORP. (the "Company"), whose business address is 10580 N. McCarron Blvd., Building 115 - 208, Reno, Nevada, 89503, and _______________[insert name of employee], whose address is ______________[insert address] (the "Grantee").

RECITALS

WHEREAS:

A.                         The Company wishes to grant restricted shares of the Company’s common stock, pursuant to the Company’s 2008 Stock Plan, to the Grantee as compensation for the Grantee in carrying out the duties and responsibilities of ______________[insert position – director, officer, employee, consultant, advisor] of the Company; and

B.                          In consideration of the Grantee serving as a ___________[insert position], the Company has agreed to grant to the Grantee an aggregate of ____________ restricted shares of the Company’s common stock (the "Shares").

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration and the sum of One ($1.00) Dollar now paid by the Grantee to the Company (the receipt and sufficiency whereof is hereby acknowledged), it is hereby agreed by and between the parties as follows:

1.1                        Capitalized but otherwise undefined terms in this Agreement shall have the same defined meanings as in the 2008 Stock Plan.

1.2                        The Company hereby grants to the Grantee as compensation for services provided to the Company and _______________[in consideration of his appointment as __________________[insert position]], subject to the terms and conditions hereinafter set forth, an aggregate of ______________ Shares.

1.3	The Shares granted to the Grantee shall be issued as follows:
(i)	________________[insert schedule for issuance]

1.4                        In the event of (a) the announcement of a takeover bid for some or all of the outstanding shares of the Company, or (b) a change of control (as defined herein) of the Company, then all of the Shares which have not been issued in accordance with Section 1.3 of this Agreement, shall immediately become issuable. For the purposes of this Section 1.4, a change of control shall have occurred when:

(a)

any person, corporation, company or other entity or combination of any such persons, corporations, companies or other entities acquires or becomes the beneficial owner of, directly or indirectly, whether through the acquisition of previously issued and outstanding voting securities or of voting securities which have not been previously issued, or any combination thereof or any other transaction having a similar effect, 20% or more of the voting securities of the Company; or

(b)	20% or more of the issued and outstanding voting securities of the Company become subject to a voting trust.

1.5                        At such time as the Grantee's Business Relationship with the Company ceases for any reason, including death, then, in such event, any Shares that have not been issued in accordance with Section 1.3 hereof shall be automatically forfeited to the Company unless the Company otherwise notifies the Grantee.

1.6                        The issuance of the Shares shall not be construed as granting to the Grantee any right with respect to continuance of employment or any other Business Relationship by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Grantee's employment or terminate a Business Relationship with the Grantee at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment or other agreement to which the Company and the Grantee may be a party.

1.7                        The Grantee understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the excess of the fair market value of the Shares on the date any forfeiture restrictions applicable to such Shares lapse over the purchase price paid for such Shares will be reportable as ordinary income at that time. The Grantee understands, however, that the Grantee may elect to be taxed at the time the Shares are acquired hereunder, rather than when and as such Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of this Agreement. THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE'S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

1.8                        The Company shall be entitled to withhold from the Grantee's compensation any amounts necessary to satisfy applicable tax withholding with respect to the grant and issuance of the Shares.

1.9                        The Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of this Agreement.

2.	Acknowledgements of the Grantee
2.1	The Grantee acknowledges and agrees that:
(a)

none of the Shares have been registered under the 1933 Act or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons (“U.S. Persons” shall have the meaning ascribed thereto in Regulation S under the 1933 Act, and for the purpose of the Agreement includes any person in the United States), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(b)

the Grantee has received and carefully read this Agreement and the public information which has been filed with the Securities and Exchange Commission (the "SEC") in compliance or intended compliance with applicable securities legislation (collectively, the "Company Information");

(c)

the decision to execute this Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of the Company Information (the receipt of which is hereby acknowledged);

(d)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;
(e)	there is no government or other insurance covering the Shares;
(f)	there are risks associated with the Shares;

(g)

the Grantee has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that the Grantee may sell or otherwise dispose of the Shares pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(h)

the Grantee and the Grantee's advisor(s) (if applicable) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the acquisition of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(i)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Grantee during reasonable business hours at its principal place of business, and all documents, records and books in connection with the acquisition of the Shares hereunder have been made available for inspection by the Grantee, the Grantee's attorney and/or advisor(s) (if applicable);

(j)	the Company is entitled to rely on the representations and warranties and the statements and answers of the Grantee contained in this Agreement;
(k)

the Grantee will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Grantee contained herein or in any document furnished by the Grantee to the Company in connection herewith being untrue in any material respect or any breach or failure by the Grantee to comply with any covenant or agreement made by the Grantee to the Company in connection therewith;

(l)

none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Grantee that any of the Shares will become listed on any stock exchange or automated dealer quotation system; except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board;

(m)

the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable securities laws;

(n)

the Grantee has been advised to consult the Grantee's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Grantee is resident in connection with the distribution of the Shares hereunder, and
(ii)	applicable resale restrictions; and
(o)	this Agreement is not enforceable by the Grantee unless it has been accepted by the Company.
3.	Representations, Warranties and Covenants of the Grantee

3.1                        The Grantee hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the closing) that:

(a)	the Grantee is an _________________[insert position] of the Company;
(b)	the Grantee is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;
(c)	the Grantee is not a U.S. Person;
(d)	the Grantee is resident in the jurisdiction set out on page 1 of this Agreement;
(e)

the Grantee is outside the United States when receiving and executing this Agreement and is acquiring the Shares as principal for the Grantee's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

(f)

the Grantee acknowledges that the Grantee has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that the Grantee may sell or otherwise dispose of the Shares pursuant to registration of the Shares pursuant to the 1933 Act and any applicable securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(g)	the Grantee has received and carefully read this Agreement;

(h)	the Grantee has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Grantee enforceable against the Grantee in accordance with its terms;
(i)	the acquisition of the Shares by the Grantee as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Grantee;
(j)

the Grantee (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and can afford the complete loss of such investment;

(k)

the Grantee is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment, and the Grantee has carefully read and considered the matters set forth under the caption "Risk Factors" appearing in the Company's various disclosure documents, filed with the SEC;

(l)	the Grantee has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company;
(m)

the Grantee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Grantee shall promptly notify the Company;

(n)

the Grantee is acquiring the Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Shares, and the Grantee has not subdivided its interest in the Shares with any other person;

(o)

the Grantee is not an underwriter of, or dealer in, the common shares of the Company, nor is the Grantee participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(p)

the Grantee has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Grantee's decision to invest in the Shares and the Company;

(q)	the Grantee understands and agrees that none of the Shares have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable securities laws;

(r)

the Grantee understands and agrees that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(s)

the Grantee is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(t)	no person has made to the Grantee any written or oral representations:
(i)	that any person will resell or repurchase any of the Shares;
(ii)	that any person will refund the purchase price of any of the Shares; or
(iii)	as to the future price or value of any of the Shares.
4.	Acknowledgement and Waiver

4.1                        The Grantee has acknowledged that the decision to acquire the Shares was solely made on the basis of publicly available information contained in the Company Information. The Grantee hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Grantee might be entitled in connection with the distribution of any of the Shares.

5.	Legending of Subject Shares

5.1                        The Grantee hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES

LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

5.2                        The Grantee hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

6.	Costs

6.1                        The Grantee acknowledges and agrees that all costs and expenses incurred by the Grantee (including any fees and disbursements of any special counsel retained by the Grantee) relating to the acquisition of the Shares shall be borne by the Grantee.

7.	Governing Law

7.1                        This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Grantee irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

8.	Survival

8.1                        This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the issuance of the Shares to the Grantee pursuant hereto.

9.	Assignment
9.1	This Agreement is not transferable or assignable.
10.	Counterparts and Electronic Means

10.1                      This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

11.	Severability

11.1                      The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

12.	Entire Agreement

12.1                      Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

13.	Further Assurances

13.1                      Each of the parties hereto will co-operate with the other and execute and deliver to the other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party hereto as necessary to carry out, evidence, and confirm the purposes of this Agreement.

14.	Effectiveness

14.1                      This Agreement shall be deemed to be effective following the delivery by the Grantee to the Company of two fully executed copies of this Agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

UREX ENERGY CORP.

By:
Richard Bachman, President

SIGNED, SEALED and DELIVERED by _____________________ in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	____________________